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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2003

RLI Corp.
(Exact name of registrant as specified in its charter)

Illinois	0-6612	37-0889946
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9025 North Lindbergh Drive
Peoria, Illinois 61615
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (309) 692-1000

Item 5. Other Events

        Certain exhibits are filed herewith in connection with the Prospectus Supplement dated December 9, 2003, to the Prospectus dated December 8, 2003, filed as part of the Registration Statement on Form S-3 (Registration No. 333-109568; declared effective on October 17, 2003) filed by RLI Corp. (the "Company") with the Securities and Exchange Commission covering Debt Securities issuable under a Senior Indenture (the "Indenture") dated as of December 9, 2003, between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee").

        On December 9, 2003, the Company executed an Underwriting Agreement (the "Underwriting Agreement") with Credit Suisse First Boston LLC, as representative of the several underwriters. Pursuant to the Underwriting Agreement, the Company is issuing $100,000,000 principal amount of its 5.95% Senior Notes due 2014 (the "Securities") under the Indenture, subject to the designation of the terms of the Notes, pursuant to an Officers' Certificate (the "Officers' Certificate"), dated as of December 9, 2003, under Section 2.02(b) of the Indenture. The Underwriting Agreement, the Indenture, the Officers' Certificate and an opinion of Katten Muchin Zavis Rosenman, counsel to the Company, are filed as exhibits hereto and are incorporated herein by reference. The form of the Securities is included as Exhibit A-1 to Attachment A to the Officers' Certificate.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Exhibit
1	Underwriting Agreement, dated as of December 9, 2003, between the Company and Credit Suisse First Boston LLC
4.1	Indenture between the Company and the Trustee
4.2	Officers' Certificate, including the terms of the Company's 5.95% Senior Notes due 2014 as Attachment A, and including form of the Securities as Exhibit A-1 to Attachment A
5.1	Opinion of Katten Muchin Zavis Rosenman regarding the legality of the Securities
23.1	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1 hereto)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 10, 2003

RLI CORP.
By:	/s/ JOSEPH E. DONDANVILLE Joseph E. Dondanville Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
1	Underwriting Agreement, dated as of December 9, 2003, between the Company and Credit Suisse First Boston LLC
4.1	Indenture between the Company and the Trustee
4.2	Officers' Certificate, including the terms of the Company's 5.95% Senior Notes due 2014 as Attachment A, and including form of the Securities as Exhibit A-1 to Attachment A
5.1	Opinion of Katten Muchin Zavis Rosenman regarding the legality of the Securities
23.1	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1 hereto)

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  Item 5. Other Events
  Item 7. Financial Statements , Pro Forma Financial Information and Exhibits.
SIGNATURE
Exhibit Index